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                                                                    EXHIBIT 5.1



                                 LAW OFFICES
                           RICHARD P. GREENE, P.A.
                            INTERNATIONAL BUILDING
                         2455 EAST SUNRISE BOULEVARD
                                  SUITE 905
                        FORT LAUDERDALE, FLORIDA 33304
                                   -------
                           TELEPHONE (954) 564-6616
                             FAX: (954) 561-0997




                               AUGUST 12, 1996



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  UC'NWIN Systems Corporation

Gentlemen:

      This opinion is given in connection with the registration with the Securities and Exchange Commission of 850,000 shares of Common Stock and 450,000 shares underlying the Options granted by UC'NWIN Systems Corporation (the "Company"). The Options, together with their underlying securities, are being registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to a Registration Statement filed with the Washington, D.C. Office of the United States Securities and Exchange Commission (the "Registration Statement").

      We have acted as counsel to the Company only in connection with the preparation of the Form S-8 Registration Statement pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

      In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

      The 850,000 shares of Common Stock and 450,000 shares of Common Stock underlying the Options are being registered and distributed pursuant to the Company's Registration Statement. The shares of Common Stock to be issued upon exercise of the Options are now authorized but unissued.


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Securities & Exchange Commission
August 12, 1996
Page Two



       Based upon the foregoing, we are of the opinion that:

       1. The Shares of the Company registered with the Securities and Exchange Commission, having been issued and sold pursuant to the Registration Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

       2. The Options granted by the Company registered with the Securities and Exchange Commission, having been issued and sold pursuant to the Registration Statement are fully paid and non-assessable and there will be no personal liability to the owners thereof.

       3. The shares of Common Stock reserved for issuance upon exercise of the Options and registered with the Securities and Exchange Commission, subject to payment of the exercise price therefore, when issued and sold pursuant to the Registration Statement will be fully paid and non-assessable and there will be no personal liability to the owners thereof.

       This law firm hereby consents to the use of this opinion in connection with the Company's Registration Statement and the inclusion of this opinion as an exhibit thereto.

                                               Very truly yours,

                                               RICHARD P. GREENE, P.A.

                                               /s/ Richard P. Greene
                                               -----------------------
                                               Richard P. Greene
                                               For the Firm


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                           Richard P. Greene, P.A.